EXHIBIT 32.2

  CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SEC. 1350
                 (SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

Pursuant to 18 U.S.C. Sec. 1350, the undersigned officer of Sandston Corporation (the "Company") hereby certifies, to such officer's knowledge, that the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: March 30, 2005              /s/ Daniel J. Dorman
                                   --------------------
                                   Name:  Daniel J. Dorman
                                   Title: President and Chief Executive Officer
                                          (Principal Financial Officer)

The foregoing certification (i) accompanies the filing and is being furnished solely pursuant to 18 U.S.C. Sec. 1350, (ii) will not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and (iii) will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Sandston Corporation and will be retained by Sandston Corporation and furnished to the Securities and Exchange Commission or its staff upon request.